EXHIBIT (11)
                            COLLECTIVE BANCORP, INC.
                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

                                                          Three Months Ended                        Six Months Ended
                                                             December 31                               December 31
PRIMARY                                                1996                1995               1996                  1995

                                                  -----------------------------------    ---------------------------------------
EARNINGS:
  Net income.............................            $15,099,978         $13,120,557         $19,478,240            $26,317,881
                                                  ===================================    =======================================

SHARES:
  Weighted average number of
    common shares outstanding............             20,195,239          20,158,061          20,190,708             20,154,061

  Assuming  exercise of options reduced by the
    number of shares which could have been
    purchased with the proceeds from exercise
    of such options(1)....................               282,043             293,731             290,628                290,628
                                                  -----------------------------------    ---------------------------------------

  Weighted average number of common
    shares outstanding as adjusted.......             20,477,282          20,451,792          20,455,061             20,444,689
                                                  ===================================    =======================================

Primary earnings per share of
  common stock...........................                  $0.74               $0.64               $0.95                  $1.29
                                                  ===================================    =======================================



ASSUMING FULL DILUTION
EARNINGS:
  Net income.............................            $15,099,978         $13,120,557         $19,478,240            $26,317,881
                                                  ===================================    =======================================

SHARES:
  Weighted average number of
    common shares outstanding............             20,195,239          20,158,061          20,190,708             20,154,061

  Assuming  exercise of options reduced by the
    number of shares which could have been
    purchased with the proceeds from exercise
    of such options(2)...................                293,528             293,731             294,857                294,953
                                                  -----------------------------------    ---------------------------------------

  Weighted average number of common
    shares outstanding as adjusted.......             20,488,767          20,451,792          20,485,565             20,449,014
                                                  ===================================    =======================================

Fully diluted earnings per share of
  common stock...........................                  $0.74               $0.64               $0.95                  $1.29
                                                  ===================================    =======================================

(1) Assumes the proceeds obtained from the exercise of options were used to purchase common shares at the average market price during the quarter.
(2) Assumes the proceeds obtained from the exercise of stock options were used to purchase common shares at the market price at the close of the quarter if such price was higher than the average price during the quarter.